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                           Consent of Arthur Andersen
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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated September 6, 2000, on the July 31, 2000 financial statements of The Fifth Third Funds and to all references to our Firm included in or made a part of this Form N-14 filing, Registration Statement File
No. 33-24828.

/s/ ARTHUR ANDERSEN LLP


Cincinnati, Ohio
 May 14, 2001